EXHIBIT 10.19

                    COMMERCIAL NET BUILDING AND GROUND LEASE
                                       OF
                              LINCOLN AIR PARK WEST

        This lease agreement is executed in duplicate this ____ day of __________ 198__, between Airport Authority of the City of Lincoln, Nebraska, hereinafter referred to as "Authority", and Brunswick Corporation, a corporation, hereinafter referred to as "Lessee".

WITNESSETH:

        WHEREAS, in accordance with Article 5, Chapter 3 of the Statutes of Nebraska, the City Council of the City of Lincoln, Nebraska, by appropriate action in 1959, created an Airport Authority and transferred to the Authority the right to use, occupy and manage certain real estate owned by or acquired in the name of the City of Lincoln, including the land leased herein, located on Lincoln Municipal Airport in an area denominated "Lincoln Air Park West"; and

        WHEREAS, the Authority deems it advantageous to the support and its operation of the Airport to lease to the Lessee that certain building and parcel of land described herein; and

        WHEREAS, the Lessee proposes to lease on a net basis from the Authority, as herein provided, the ground area and building all as herein described.

        NOW, THEREFORE, it is mutually agreed between the parties as follows:

        1. Authority, in consideration of the rents to be paid by Lessee as hereinafter set forth, and of the covenants and agreements hereinafter stipulated to be mutually kept and performed by the parties hereto, does hereby lease unto Lessee the following-described premises situated in Lincoln Air Park West upon Lincoln Municipal Airport, Lincoln, Nebraska, to-wit:

        Building No. 24 and adjacent sidewalks, drives and grounds as located on a tract of land approximately 100 feet by 275 feet, as outlined in red on the attached Exhibit "A".

together with the improvements and appurtenances thereunto

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belonging or in any wise appertaining, including the right of ingress and egress thereto and therefrom at all times. Authority agrees to keep a street open from the demised premises to a public street or highway.

        2. Lessee shall have and hold said premises for the basic term of one
(1) year beginning the ____ day of ________, 198__ and ending the ____ day of _________, 198__, unless sooner terminated as hereinafter provided.

        3. Lessee shall pay Authority as rent for the premises herein leased during the term, a total sum of ___________________ ($____________), payable as follows:

        The sum of ___________________ ($__________), in advance on the first day of each month commencing ____________, 198__, and ending ___________, 198___.

        4. All rentals due under this agreement shall be paid, without notice to the Lessee, to the Airport Authority of the City of Lincoln, Nebraska. An additional charge of fifteen percent (15%) per annum on unpaid items shall be made by Authority from the first day of the month due, of any amounts due under this agreement which shall remain unpaid for more than ten (10) days after due date. Such charge shall not accrue upon any item about which there exists a bona fide dispute.

        5. Lessee will use the premises for the purpose of conducting the business of storage, offices, and such other uses as may be incidental and related thereto.

        6. Except as herein otherwise specifically provided, this lease in every sense shall be without cost to Authority for the development, maintenance and improvement of the demised premises and Lessee shall, at its sole cost, except as herein otherwise specifically provided, keep, maintain and repair the entirety of the demised premises and all improvements and facilities placed thereon in good order, condition and repair as may be required by ordinary and reasonable use or fault on the part of the Lessee. By entry hereunder, Lessee accepts the premises as being in good order, condition and repair and agrees upon termination of this lease to surrender the premises and

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appurtenances to Authority in the same condition as received, reasonable use and wear thereof and damage by fire, act of God, or the elements excepted.

        7. Lessee shall have the right during the term of this lease to make alterations, attach fixtures and erect signs in or upon the premises hereby leased (provided any exterior signs shall be erected only after written approval of plans by Authority) and all improvements, appliances, fixtures and all other property of whatever nature made to or placed upon said premises by Lessee shall be and remain the property of Lessee and may be removed prior to the termination of this lease, provided only that Lessee shall restore the premises to the same condition as existing at the time of entry under this lease, ordinary wear and tear excepted.

        8. Lessee, beginning on January 1, 19___, and during the full term or until earlier termination of this lease, shall cause all improvements owned by the Authority on the demised premises to be kept insured in an amount not less than $50,500.00, thereof against perils of fire and extended coverage. Either party may, at not less than one (1) year intervals, demand a reappraisal of the actual cash value to be determined by mutual agreement but on failure to agree, appraisal to be made by a third party selected by the parties. If there are pressure vessels on the demised premises now or during the term of this lease, Lessee will cause insurance to be placed to protect the property against the hazards of the operation or location of this equipment on the premises. Lessee shall purchase boiler and mechanical parts insurance. The proceeds of any such insurance paid on account of the perils aforesaid will be used to defray the costs of repairing the damage done to said improvement. If Lessee cancels the lease or if Authority cancels the lease due to total destruction or destruction of more than fifty percent (50%) of the value of the premises, such proceeds need not be devoted to such repair, restoration, or reconstruction but may be retained by Authority. Lessee agrees

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to pay the costs of such insurance in addition to the rents herein provided to be paid by Lessee. The policy or policies will be in the name of the Lincoln Airport Authority and Lessee as their interests may appear, and Authority agrees to release Lessee from liability for damage covered under the abovementioned policies. The policy shall contain a provision that Authority shall be notified by the insurance company of such non-renewal, material change, modification or cancellation of such insurance coverage by at least ten (10) days notice to Authority and the policy shall contain a provision waiving any subrogation right of the insurance company to recover damages against either Lessee or Authority by reason of any sums paid by the insurance company under said insurance policy.

        9. Lessee agrees to hold harmless and indemnify the Airport Authority from any and all claims of liability for bodily injury or property damage resulting from Lessee's occupation or use of the described premises. Lessee agrees to obtain liability insurance in the amount of Three Hundred Thousand Dollars ($300,000) including the Airport Authority as an additional insured. Said insurance policy shall contain a provision to notify the Airport Authority in writing thirty (30) days prior to any cancellation or reduction of coverage.

        10. If the building leased hereunder is destroyed, damaged or taken by fire or the elements or other casualty or by condemnation and the destruction or taking is such that in the exercise of reasonable effort it cannot be repaired or replaced by Authority within one hundred twenty (120) days or if it is such as to exceed fifty percent (50%) of the value of the premises, Lessee or Authority may cancel this lease by written notice mailed to the other party thirty (30) or more days before the effective date of cancellation and at any time within sixty (60) days after the damage or destruction. If the premises are totally destroyed or taken, Lessee or Authority may cancel this lease by written notice mailed to the other party within thirty (30) days of the destruction or taking. If this lease is not

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cancelled as provided, Authority, at its expense, shall with diligence repair, rebuild or restore the improvements as nearly as possible to the conditions existing just prior to the destruction or damage. Lessee's rental during the period from the date of fire or other casualty or taking to the date of complete restoration shall be abated either in whole or pro rata in part, according to the percentage of interference with the conduct of Lessee's business in the premises.

        11. Lessee shall pay for all water, sewer, gas, heat, light, power and telephone service supplied to the said premises including standard metering devices for the measurement of such services. In the event it shall become necessary as a condition of service to make changes upon the premises or within the building covered by this lease of any wiring, plumbing or similar installations, Lessee will make such changes and installations, at its expense, as directed and required by the utility organizations. It is further agreed that Authority shall have the right, without cost to Lessee, to install and maintain in, on or across the demised premises, sewer, water, gas, electric, steam and telephone lines, electric substations, railroad trackage, or other installations necessary to the operation of the Airport or to service required by other tenants of the Authority; provided, however, that Authority shall carry out such work and locate any above-ground structures and tracks in a manner so as not to unreasonably interfere with Lessee's use of the premises.

        12. Lessee agrees that all storage of equipment, materials or supplies will be maintained within the building (temporary storage for loading or unloading excepted) and Lessee will cause to be removed at its own expense all junk, waste, garbage and rubbish and perform necessary mowing and snow removal and agrees not to deposit the same on any part of the Airport except Lessee may deposit the same temporarily on the demised premises in connection with collection for removal.

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        13. Lessee shall, in the use of the premises, comply with all applicable requirements of all municipal, state and Federal authorities now in force or which may hereafter be in force, and will observe all applicable municipal ordinances, state and Federal statutes now in force or hereafter to be in force, and Lessee and its tenants, employees, agents and servants shall obey such reasonable rules and regulations as may from time to time be promulgated by Authority or its authorized agents in charge of the airport to insure the safe or orderly conduct of operations of the airport and traffic to, from and upon the demised premises.

        14. The Lessee for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this lease, for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, the Lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

        15. Lessee for himself, his personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be

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subjected to discrimination, (3) that the Lessee shall use the premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.

        16. Authority reserves the right (but shall not be obligated to Lessee) to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Lessee in this regard.

        17. Authority reserves the right further to develop or improve the landing area and all publicly-owned air navigation facilities of the airport as it sees fit, regardless of the desires or views of Lessee, and without interference or hindrance.

        18. Authority reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent Lessee from erecting, or permitting to be erected, any building or other structure on the airport which in the opinion of Authority would limit the usefulness of the airport or constitute a hazard to aircraft.

        19. During time of war or national emergency, Authority shall have the right to enter into an agreement with the United States Government for military or naval use of part or all of the landing area, the publicly-owned air navigation facilities and/or other areas or facilities of the airport. If any such agreement is executed, the provisions of this instrument, insofar as they are inconsistent with the provisions of the agreement with the Government, shall be suspended.

        20. It is understood and agreed that the rights granted by this agreement will not be exercised in such a way as to interfere with or adversely affect the use, operation, maintenance or development of the airport.

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        21. There is hereby reserved to Authority, its successors and assigns, for the use and benefit of the public, a free and unrestricted right of flight for the passage of aircraft in the airspace above the surface of the premises herein conveyed, together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter used for navigation of or flight in the air, using said airspace or landing at, taking off from, or operating on or about the airport.

        22 . This lease shall become subordinate to provisions of any existing or future agreement between the Authority and the United States of America or any agency thereof relative to the operation, development, or maintenance of the airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the airport.

        23. Lessee agrees to hold Authority harmless from any claim of damage or injury to any person or to the goods, wares and merchandise of any person arising from the use of the premises by Lessee or from failure of Lessee to keep the premises in good condition and repair as herein provided.

        24. Lessee shall not assign this lease, or any interest therein, and shall not sublet the premises in whole or in part and any such assignment or subletting shall be void and shall, at the option of Authority, terminate this lease.

        25. Authority shall have free access to the demised premises at all reasonable times for the purpose of examining or inspecting the conditions thereof relevant to any right or power reserved by Authority pursuant to the terms of this Lease.

        26. The failure of Lessee to surrender the demised premises on the date provided herein for the termination of this lease term, and the subsequent holding over by Lessee, with or without the consent of Authority, shall result in the creation of a tenancy from month-to-month. This holding over shall not result in a renewal or extension of this lease, all other terms and

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conditions of this lease shall remain in full force and effect during any month-to-month tenancy hereunder, except rental rate, which may be increased by Authority after notice to Lessee.

        27. Authority may elect to terminate all of the rights of Lessee hereunder by giving ten (10) days' written notice of termination to Lessee when any of the following shall occur:

        a.      Institution of voluntary bankruptcy proceedings by Lessee.

        b. Institution of involuntary bankruptcy proceedings in which Lessee thereafter is adjudged a bankrupt.

        c. Assignment for benefit of creditors of the interest of Lessee under this lease.

        d.      Appointment of a receiver for the property or affairs of Lessee.

        e. Failure or refusal to pay rent as per the terms of this agreement.

        f.      Breach of covenants and terms of this agreement.

        Any occurrence set forth above shall constitute a breach of this lease by Lessee and Authority shall, in that event, be entitled to exercise all remedies herein provided for a breach by Lessee, as well as any and all remedies provided by law or in equity. It is further agreed that upon said breach and after notice as provided above, Authority may re-enter the leased premises and remove all property of Lessee therefrom.

        28. All notices to be given pursuant to this lease shall be addressed to the Airport Authority, Lincoln Municipal Airport, Lincoln, Nebraska, or to the Lessee herein named at 4300 Industrial Avenue, Lincoln, Nebraska. Notice shall be deemed to have been fully given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited, postage prepaid, in a post office regularly maintained by the United States Government.

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        IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.
                                                   AIRPORT AUTHORITY OF THE
                                                   CITY OF LINCOLN, NEBRASKA,
ATTEST:                                            Lessor


______________________________                     BY:__________________________
Secretary                                                 Chairman


ATTEST:                                            BRUNSWICK CORPORATION,
                                     Lessee


______________________________                     BY:__________________________
Secretary

APPROVED AS TO FORM

____________________________ of
Barney, Carter & Johnson, P.C.
Legal Counsel for the Airport
Authority of the City of Lincoln,
Nebraska


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                            LEASE EXTENSION AGREEMENT
                                    NO. ____

      THIS LEASE EXTENSION AGREEMENT is executed in duplicate on this day of _________, between Airport Authority of the City of Lincoln, Nebraska, hereinafter referred to as "Authority", and Lincoln Composites Division of Technical Products Group, Inc., hereinafter referred to as "Lessee."

      WITNESSETH:

      WHEREAS, Lessee is in possession of Building No. ____ under a Lease Agreement dated as of ___________, 197__, and Lease Extension Agreements No. 1, 2, 3, 4, 5, 6, 7 and 8, and an Assignment and Assumption of Lease Agreement, the term of which expires on __________, 199___; and

      WHEREAS, Lessee is desirous of extending this tenancy of Building No. _____, the new addition and the said improved parking area for an additional term of one (1) year from and after __________, 199___, and Authority is willing to extend said Lease on the following terms and conditions.

      NOW, THEREFORE, for valuable consideration, including the mutual agreements herein set forth, the parties hereto agree as follows:

      1. Lessee agrees to lease and is hereby granted a lease of the premises known as Building No. 820, the new addition and the improved parking area outlined in red on the attached Exhibit "A" for an additional term of one (1) year beginning __________, 199__, and ending ____________, 1998.

      2. Lessee shall pay Authority as rent for the premises herein leased at the rate of _________________ ($_____) per square foot per year for ________
square feet for a total of the sum of ____________________________ ($__________)
per month, payable in advance on the first day of each month beginning _________, 199___, and ending ____________, 199___.
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        3. All of the provisions and conditions of the said Lease originally effective _____________ and Lease Extension Agreements No. 1, 2, 3, 4, 5, 6, 7 and 8, and an Assignment and Assumption of Lease Agreement shall be applicable to the extended one (1) year term except as modified herein and shall continue in full force and effect during Lessee's extended term.
        IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.
                                                   AIRPORT AUTHORITY OF THE
                                                   CITY OF LINCOLN, NEBRASKA,
ATTEST:                                            Lessor


______________________________              BY:_________________________________
Secretary                                                 Chairman

                                            LINCOLN COMPOSITES DIVISION OF
ATTEST:                                     TECHNICAL PRODUCTS GROUP, INC.,
                                     Lessee


______________________________               BY:_______________________________
Secretary

APPROVED AS TO FORM

____________________________ of
Johnson & Baker, P.C.
Legal Counsel for the Airport
Authority of the City of Lincoln,
Nebraska

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